Calculation of Filing Fee Tables
S-8
Stitch Fix, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.00002 per share	Other	6,617,750	$ 2.87	$ 18,992,942.50	0.0001381	$ 2,622.93
2	Equity	Class A common stock, par value $0.00002 per share	Other	600,000	$ 2.87	$ 1,722,000.00	0.0001381	$ 237.81
Total Offering Amounts:						$ 20,714,942.50		$ 2,860.74
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,860.74
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock of Stitch Fix, Inc. (the "Registrant") that become issuable under the Stitch Fix, Inc. 2017 Incentive Plan (the "2017 Plan") by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected which results in an increase in the number of Registrant's outstanding shares of Class A common stock, as applicable. The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $2.87 per share, the average of the high and low prices of the Registrant's Class A common stock on September 21, 2026 as reported on the Nasdaq Global Select Market. The Amount Registered represents shares of Class A common stock that were added to the shares reserved for future issuance under the 2017 Plan on August 2, 2026, pursuant to an evergreen provision contained in the 2017 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2017 Plan may be increased by the Registrant's Board of Directors (the "Board"), or the Compensation Committee of the Board (the "Compensation Committee"), as of the first day of each fiscal year, starting in 2018 and ending in 2027, by a number of shares of Class A common stock that does not exceed 5.0% of the total number of shares of all classes of common stock outstanding on the last day of the preceding fiscal year. On July 22, 2026, the Board approved an increase to the shares reserved for issuance under the 2017 Plan as of August 2, 2026, the first day of the Registrant's 2027 fiscal year, by the number of shares of the Registrant's Class A common stock equal to 5% of the total number of shares of capital stock outstanding on August 1, 2026, the final day of the Registrant's 2026 fiscal year. (3) The Registrant does not have any fee offsets.

[2]	(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Class A common stock of the Registrant that become issuable under the Stitch Fix, Inc. 2019 Inducement Plan (the "2019 Plan") by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected which results in an increase in the number of Registrant's outstanding shares of Class A common stock, as applicable. The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $2.87 per share, the average of the high and low prices of the Registrant's Class A common stock on September 21, 2026 as reported on the Nasdaq Global Select Market. Represents shares of Class A common stock that were added to the shares reserved for future issuance under the 2019 Plan on May 8, 2026 pursuant to the approval of the Board. (3) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources